UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2003

_____________________________________________

FORTIS ENTERPRISES

(Exact name of registrant as specified in charter)

_____________________________________________

Nevada	000-49634	88-0475756
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1180 Spring Centre South Blvd.
Suite 310
Altamonte Springs, Florida	32714
(Address of Principal Executive Office)	(Zip Code)

(407) 435-3959

(Registrant's Executive Office Telephone Number)

ITEM 9. REGULATION FD DISCLOSURE

        On October 1, 2003, Stephen W. Carnes, the Registrant's President and CEO, gave an unsolicited phone interview to John Pentony of TheStockGuru.com. In his interview, Mr. Carnes discussed the current business strategy of the Registrant and the recent consulting agreement with Florida Catastrophe Corp.

        In addition, TheStockGuru has written an unsolicited, independent profile about the Registrant on its web site, www.thestockguru.com. The Registrant did not compensate The StockGuru in any way, nor does The Registrant intend on compensating TheStockGuru.

        The Registrant is not agreeing nor disagreeing with the contents of the profile and would like to stress that the information contained in the profile has been compiled by an unpaid independent third-party with no affiliation with the Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        FORTIS ENTERPRISES

                                                                                        By: /S/Stephen W. Carnes

                                                                                              Stephen W. Carnes, President

Date: October 3, 2003